EXHIBIT 99.1
Press Release, dated August 5, 2003, issued by Axeda Systems Inc. announcing its financial results for the second quarter of 2003.

Press Contact:
Randy Thompson
Axeda Systems Inc.
508-337-9200
rthompson@axeda.com

Investor Contact:
Idalia Rodriguez
Axeda Systems Inc.
610-407-7345
ir@axeda.com



        AXEDA SYSTEMS INC. REPORTS 2003 SECOND QUARTER FINANCIAL RESULTS DRM Revenues up 23%, Net Loss Reduced by 54% From Second Quarter 2002

Mansfield, MA - August 5, 2003 - Axeda Systems Inc. (NASDAQ: XEDA), the world's leading provider of device relationship management (DRM) enterprise software and services, today announced financial results for its second quarter ended June 30, 2003.

DRM revenues for the quarter ended June 30, 2003 were $2.7 million, reflecting an increase of 23% over second quarter 2002 DRM revenues of $2.2 million. Total revenues decreased in comparison to the second quarter in 2002 from $3.5 million to $2.8 million, reflecting the Company's exit from its PC and hardware businesses.

The net loss for the second quarter of 2003 was reduced by 54% to $(4.9) million, or $(0.18) per share, as compared to $(10.5) million, or $(0.39) per share, reported in the second quarter of 2002. The net loss included restructuring charges of $0.6 million, or ($0.02) per share in the second quarter of 2003. Net loss excluding non-cash expenses for depreciation, amortization and stock based compensation for the second quarter of 2003 was $(4.2) million, or $(0.16) per share, compared to $(9.3) million, or $(0.34) per share, for the comparable quarter of 2002. (A table reconciling this non-GAAP financial measure to the most directly comparable GAAP measure is included in this press release.) The Company also announced that it has entered into a loan agreement with Silicon Valley Bank for a line of credit for up to $2.0 million, based on its eligible outstanding receivables.

"We experienced the largest gain in DRM System customers in the Company's history during the second quarter," said Robert M. Russell Jr., chairman and CEO of Axeda. "In a very challenging IT spending environment, we added five significant new customers, including a leading medical diagnostics company and a prominent network infrastructure company. We have also taken a major step toward achieving profitability through significant operational cost reductions and management efficiencies."

"The market for enterprise software remains difficult," said Tom Fogarty, CFO of Axeda. "The shift in industry-wide buying patterns for enterprise software, from large up-front purchases to installment purchases over time, has impacted the timing of our revenue. Customers are validating ROI every step of the way and seeking to minimize current period expenditures. While this has not negatively impacted the overall value of each customer acquisition or our pace of acquisition, it has affected the near term results. The Company has proactively addressed this impact by reducing quarterly cash expenses by thirty percent."



Business Highlights

The following events were announced since Axeda's last earnings statement:

July 22 - Axeda presents with IBM on Information-based Service at American Association of Clinical Chemistry Annual Meeting and Clinical Lab Expo. Presentation highlights the value of information from diagnostic instruments deployed at clinical labs.

July 17 - AGUAKAN, the municipal water service for Cancun, Mexico, has selected Axeda Supervisor(TM) to enable the real-time, secure monitoring and management of its vital water supply system.

June 16 - Axeda teamed with jaalaM Technologies to enable the proactive, remote diagnosis and repair of complex problems with computer networks and networking equipment. The companies plan to integrate jaalaM's appareNet(TM) Network Intelligence System with the Axeda DRM(TM) System and jointly market the combined solution to networking equipment manufacturers and users.

June 11- IBM selected Axeda as a Life Sciences Partner. Together, the two companies will bring the benefits of autonomic computing to enable diagnostic device manufacturers with automated remote monitoring, management, and service solutions. Combining IBM's strength in middleware, server platforms and services with Axeda's world-leading DRM platform, will further enable medical customers to focus on helping people rather than managing their equipment.

June 4 - Axeda Supervisor won gold medal for best product of the year at the Automaticon 2003 international trade fair.

May 28 - TietoEnator, the leading provider of consulting and system integration services in Scandinavia entered into an agreement to jointly market the Axeda DRM System across Europe. TietoEnator will also provide DRM-related consulting, implementation, and system integration service offerings focused on increasing customer satisfaction and service operations efficiency, targeting equipment manufacturers in multiple industries including telecom and healthcare

April 14 - Axeda unveiled the new Axeda Policy Manager(TM), which gives end users security and privacy controls for Device Relationship Management. Axeda Policy Manager helps accelerate the customer adoption of DRM and enables remote service to be, for the first time, more secure than onsite service provided by external personnel with unregulated access to customer device networks.

Financial Results Conference Call Information

Investors may access the Company's second quarter financial results conference call live on Tuesday, August 5 at 5:30 p.m. Eastern Time at http://www.axeda.com or dial in to 800-627-7382. A web replay of the call will be available at http://www.axeda.com following the call. A digital recording will be available two hours after the completion of the conference from August 5, 2003 until August 19, 2003 at 706-645-9291, access code: 4875802.



About Axeda(R)
Axeda Systems Inc. (NASDAQ: XEDA) is the world's leading provider of device relationship management (DRM) enterprise software and services. Axeda helps businesses become more competitive by using the Internet to extract real-time information hidden in their intelligent devices. The Company's flagship product, the Axeda(R) Device Relationship Management System(TM), is a distributed software solution that lets businesses remotely monitor, manage, and service intelligent devices, deployed around the world, allowing them to optimize their service, development, sales, and manufacturing operations. Axeda customers include Global 2000 companies in many markets including Medical Instrument, Enterprise Technology, Printer and Copier, and Industrial and Building Automation Equipment. Axeda has sales and service offices in the US, Europe, and Japan, and distribution partners worldwide. More information about Axeda is available at www.axeda.com.

About Device Relationship Management
Today's "intelligent" devices - such as medical instruments, computers and storage systems, printers and copiers, energy systems, building control units, and industrial equipment - are an important new source of business information. Device Relationship Management (DRM) systems allow companies to tap into valuable device performance and usage information any time, anywhere. Pioneered by Axeda, DRM technology provides a distributed information management system that leverages the Internet to allow timely, accurate and unbiased information to be communicated directly and automatically between intelligent devices, wherever they are deployed around the world, and service personnel or enterprise business systems. DRM helps turn reactive businesses into proactive businesses operating with increased efficiency at lower costs and generating new sources of revenue, with an ROI that is often measured in months.

(C) 2003 Axeda Systems. All rights reserved. Axeda, Axeda Systems, Axeda DRM, Axeda Device Relationship Management System, Axeda Agents, Axeda Applications, Axeda Enterprise, Axeda Software Management, Axeda Policy Manager, Axeda Supervisor, Automatic eCommerce, Firewall-Friendly, and Access. Insight. In Real Time. are trademarks or registered trademarks of Axeda Systems. All other trademarks are either property of Axeda Systems or property of their respective owners.

This press release contains certain forward-looking statements that are intended to be covered by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial results for 2003, reductions in operating expenses, and our growing leadership position in the DRM market, among others. Such statements are based on current expectations of future events that involve a number of risks and uncertainties that may cause the actual events of future results to differ from those discussed herein. Such factors include, but are not limited to: our ability to become profitable; future expenses; future results of operations; uncertainties in the market for DRM solutions and the potential for growth in the DRM market; our ability to raise capital; declining sales of our legacy products; the current economic slowdown and our dependence on the cyclical software industry; present and future competition; our ability to manage technological change and respond to evolving industry standards; our ability to manage growth and attract and retain additional personnel; the long sales cycle for DRM solutions; our customers' ability to implement or integrate our DRM solutions successfully and in a timely fashion, receive expected functionality and performance, or achieve benefits attributable to our DRM solutions; limited distribution channels; dependence on strategic partners; the difficulty of protecting proprietary rights; the potential for defects in products; claims for damages asserted against us; and risks from international operations. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks and other factors. Accordingly, any forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized. Readers are advised to read Axeda Systems' Annual Report on Form 10-K, quarterly reports on Form 10-Q, particularly those sections entitled "Factors That May Affect Future Results" and "Risk Factors" for a more complete discussion of these and other risks and uncertainties.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or otherwise release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Management believes that adjusted net loss is a useful indicator of the Company's ongoing operating performance, and a tool that can provide meaningful insight into financial performance. This information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under accounting principles generally accepted in the United States of America ("GAAP"). The following table reconciles adjusted net loss to net loss determined under GAAP.


Reconciliation of Adjusted Net Loss to Net Loss Under GAAP
(In thousands, except per share amounts)

                                                     Quarter ended
                                         --------------------------------------
                                           June 30, 2003       June 30, 2002
                                         ------------------- ------------------
Revenues                                          $2,774             $3,543
                                                  ======             ======

Net GAAP Loss                                    $(4,853)          $(10,475)
                                                 =======           ========
Non-cash expenses (1):

    Depreciation and amortization                   $421               $855
    Stock-based compensation                        $204               $316
  Total non-cash expenses                           $625             $1,171
                                                    ----             ------
Adjusted net loss (2)                            $(4,228)           $(9,304)
                                                 ========           ========

Adjusted net loss per share                       $(0.16)            $(0.34)
                                                 =======            =======


(1) Non-cash expenses consist of depreciation, amortization of intangible assets, and stock-based compensation.

(2) Adjusted net loss excludes non-cash expenses.

AXEDA SYSTEMS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

                                           June 30,    December 31,
                                             2003        2002
                                          (unaudited)
Current assets:

Cash and cash equivalents ................  $ 7,760     $19,065

Accounts receivable, net .................    3,099       3,305

Prepaid expenses and other current assets       752         973
                                                ---         ---

Total current assets .....................   11,611      23,343


Furniture and equipment, net .............    2,673       3,111

Goodwill .................................    3,640       3,651

Identifiable intangible assets, net ......    1,755       2,087

Other assets .............................      313         321
                                                ---         ---

Total assets .............................  $19,992     $32,513
                                            =======     =======

Current liabilities:

Current portion of notes payable ......      $  476      $  238

Accounts payable .........................    1,572       2,448

Accrued expenses .........................    5,216       8,015

Income taxes payable .....................      718         616

Deferred revenue .........................      899       1,078
                                                ---       -----

Total current liabilities ................    8,881      12,395

Non-current liabilities:

Notes payable, less current portion ......       35          14

Other non-current liabilities ............      965       1,032
                                                ---       -----


Total liabilities ........................    9,881      13,441


Total stockholders' equity ...............   10,111      19,072
                                             ------      ------


Total liabilities and stockholders' equity  $19,992    $ 32,513
                                            =======    ========

AXEDA SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)


                                                      Quarter Ended           Six Months Ended
                                                         June 30,                 June 30,
                                                 2003              2002    2003               2002
                                                       (unaudited)               (unaudited)

Revenues:
  License .....................................  $  2,158   $  2,578        $  4,475   $  5,618
  Services and maintenance ....................       570        674           1,533      1,217
  Hardware ....................................        46        291             183      1,348
                                                       --        ---             ---      -----
   Total revenues ..............................     2,774      3,543           6,191      8,183
                                                     -----      -----           -----      -----

Cost of revenues:

  License .....................................       314        782             825      1,817
  Services and maintenance ....................     1,025        990           2,037      1,707
  Hardware ....................................         1        243               1      1,252
  Software amortization .......................       159        525             316      1,054
                                                      ---        ---             ---      -----
   Total cost of revenues ......................     1,499      2,540           3,179      5,830
                                                     -----      -----           -----      -----

   Gross profit ................................     1,275      1,003           3,012      2,353
                                                     -----      -----           -----      -----

Operating expenses:
  Research and development
  Non-cash compensation .......................        28         34              56         98
  Other research and development expense ......     1,407      2,090           3,121      4,322

  Sales and marketing
  Non-cash compensation .......................         6         19              17         38
  Other selling and marketing expense .........     2,276      4,990           4,781      9,792

  General and administrative
  Non-cash compensation .......................       170        239             273      1,099
  Other general and administrative expense ....     1,956      3,009           4,517      6,072
  Depreciation and amortization ...............       262        330             570        640
  Special charges .............................      --          820            --          820
                                                     ---         ---            ---         ---

   Total operating expenses ....................    6,105     11,531          13,335     22,881
                                                    -----     ------          ------     ------

   Operating loss ..............................   (4,830)   (10,528)        (10,323)   (20,528)

Other income (expense):

  Gains (losses) on disposal of assets ........      --          (37)            743        (37)
  Other income (expense), net .................      --           (3)            (18)        (3)
  Interest income (expense), net ..............        22         93              53        313
                                                      --         --              --        ---

  Loss before income taxes (benefit) ..........    (4,808)   (10,475)         (9,545)   (20,255)


  Provision for income taxes (benefit) ........        45       --                95       (668)
                                                       --       ---               --       ----

  Net loss ....................................  $ (4,853)  $(10,475)       $ (9,640)  $(19,587)
                                                 ========   ========        ========   ========

Basic  and  diluted  net  loss  per  weighted
average common share outstanding ............    $  (0.18)  $  (0.39)       $  (0.35)  $  (0.73)
                                                 ========   ========        ========   ========

SHARES

Weighted  average  number  of  common  shares
outstanding  used in calculation of basic and
diluted net loss per share ..................      27,246     26,986          27,213     26,888
                                                   ======     ======          ======     ======
